Exhibit 99.1
news release
For Immediate Release
October 28, 2015
Employers Holdings, Inc. Reports Third Quarter 2015 Earnings and Declares Fourth Quarter 2015 Dividend

•	GAAP Net income of $0.75 per diluted share; up $0.28

◦	Net income before the LPT of $0.67 per diluted share; up $0.35

◦	Operating income of $0.63 per diluted share; up $0.34

•	Combined ratio before the LPT of 95.6%; improved 8.8 percentage points driven by a lower current accident year provision rate

•	Net written premiums of $166.5 million; up 1.4%

•	Net earned premiums of $179.0 million; up 4.0%

◦	Premium increases due to an increase in final audit premium that impacted net written and earned premiums by $10.1 million

•	Net rate down 1.6% overall and up 4.4% in California

•	In-force policies down 1.2% overall and 6.7% in California

•	In-force payroll exposure down 0.3% overall and 9.8% in California

•	Annualized operating return on equity of 9.9%; up 5 percentage points
Reno, Nevada-October 28, 2015-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported net income of $24.5 million, or $0.75 per diluted share, for the quarter ended September 30, 2015 compared to $15.2 million, or $0.47 per diluted share, in the prior year quarter. Net income before the impact of the Loss Portfolio Transfer ("LPT") was $21.8 million, or $0.67 per diluted share, in the current quarter compared to $10.4 million, or $0.32 per diluted share, in the prior year quarter. Operating income in the current quarter was $20.6 million, or $0.63 per diluted share, compared to $9.3 million, or $0.29 per diluted share, in the prior year quarter. A reconciliation of non-GAAP to GAAP metrics is included in the financial tables accompanying this release.

Key Highlights(1)
(in millions, except per share amounts and percentages)	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change		2015	2014	Change
Net written premiums	$166.5	$164.2	1%		$526.7	$538.3	(2)%
Total revenues	$199.5	$192.1	4%		$567.6	$580.9	(2)%

Operating income	$20.6	$9.3	122%		$47.2	$22.6	109%
Operating income per diluted share	$0.63	$0.29	117%		$1.45	$0.71	104%
Net income before the impact of the LPT	$21.8	$10.4	110%		$50.2	$31.5	59%
Net income before the impact of the LPT per diluted share	$0.67	$0.32	109%		$1.54	$0.98	57%

Diluted weighted average shares outstanding	32,524,340	32,109,420	1%		32,498,093	32,044,128	1%

Combined ratio before the impact of the LPT	95.6%	104.4%	(8.8)	pts	98.5%	106.0%	(7.5)	pts

Operating return on equity	9.9%	4.9%	5.0	pts	7.7%	4.0%	3.7	pts

				Change from
	September 30,	December 31,	September 30,	December 31,	September 30,
	2015	2014	2014	2014	2014
Book value per share(2)	$28.63	$28.38	$27.67	1%	3%
Adjusted book value per share	$26.23	$24.99	$24.44	5%	7%

(1) See Glossary of Financial Measures and Reconciliation of Non-GAAP Financial Measures to GAAP for additional definitions and calculations.
(2) Book value per share is stockholders' equity including the Deferred Gain divided by the number of common shares outstanding.

President and Chief Executive Officer Douglas Dirks commented on the results: “We again delivered strong results in the third quarter, reflecting the continued success of the pricing and underwriting initiatives we implemented last year. We expanded underwriting margin in the quarter while prudently managing our expenses, increasing invested assets and investing in technology. Our underwriting profit before the LPT grew to $7.9 million in the quarter and our combined ratio was 95.6%, an improvement of 8.8 percentage points compared to the third quarter of last year.”
Dirks continued: “Our strategy remains focused on growth in profitable customer classes both in and outside of California. In line with our strategic initiatives, we continued to see reductions in our higher loss ratio business, particularly in southern California. Consequently, our overall in-force premium, policies and payroll exposure flattened in the quarter. In states outside of California, our in-force premium grew 4%, and our policies and payroll exposure grew 6% year-over-year. As rate levels moderated, our provision rate for current accident year losses declined just two basis points relative to the second quarter of this year. Our loss trends remained stable relative to the second quarter.”
Dirks concluded: “We remain focused on profitability and delivering value to all of our stakeholders. Our annualized quarterly operating return on equity was 9.9% and operating income more than doubled to 63 cents per diluted share compared to the third quarter of last year. Our adjusted book value per share (excluding unrealized gains) of $26.23, which we believe is a conservative measure of value, grew 5% since the end of last year. We are pleased with our very strong financial and operating results in the quarter, which were in line with our expectations.”
Fourth Quarter Dividend
The Board of Directors declared a fourth quarter 2015 dividend of six cents per share. The dividend is payable on November 24, 2015 to stockholders of record as of November 10, 2015.
Conference Call and Web Cast; Form 10-Q; Supplemental Information
The Company will host a conference call on Thursday, October 29, 2015, at 8:30 a.m. Pacific Daylight Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (888) 286-8010 with a pass code of 12876563. International callers may dial (617) 801-6888.
EHI expects to file its Form 10-Q for the quarter ended September 30, 2015, with the Securities and Exchange Commission (“SEC”) on or about Thursday, October 29, 2015. The Form 10-Q will be available without charge through the EDGAR system at the SEC's web site and will also be posted on the Company's website, www.employers.com, through the “Investors” link.
The Company provides a list of portfolio securities in the Calendar of Events, “Investors” section of its website at www.employers.com. The Company also provides investor presentations on its website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's focus on certain customer classes and its overall strategy. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041).
Contact:
Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Vicki Erickson Mills, (775) 327-2794, vericksonmills@employers.com.
Copyright © 2015 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries.

Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.  Additional information can be found at: http://www.employers.com.

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2015	2014	2015	2014
Revenues	(unaudited)		(unaudited)
Gross premiums written	$168,500	$166,400	$533,100	$546,100
Net premiums written	$166,500	$164,200	$526,700	$538,300
Net premiums earned	$179,000	$172,100	$508,600	$511,900
Net investment income	18,500	18,200	53,800	54,500
Net realized gains on investments	2,000	1,800	5,100	14,200
Other income	—	—	100	300
Total revenues	199,500	192,100	567,600	580,900

Expenses
Losses and loss adjustment expenses	115,800	122,300	323,500	343,100
Commission expense	21,000	20,600	62,600	61,000
Underwriting and other operating expenses	31,600	31,900	97,600	98,300
Interest expense	700	800	2,100	2,300
Total expenses	169,100	175,600	485,800	504,700

Net income before income taxes	30,400	16,500	81,800	76,200
Income tax expense	5,900	1,300	14,100	4,600
Net income	$24,500	$15,200	$67,700	$71,600

Comprehensive income
Unrealized (losses) gains during the period (net of tax (benefit) expense of $(5,900) and $(3,100) for the three months ended September 30, 2015 and 2014, respectively, and $(14,200) and $11,000 for the nine months ended September 30, 2015 and 2014, respectively)	$(11,100)	$(5,800)	$(26,500)	$20,500
Reclassification adjustment for realized gains in net income (net of taxes of $700 and $600 for the three months ended September 30, 2015 and 2014, respectively, and $1,800 and $5,000 for the nine months ended September 30, 2015 and 2014, respectively)	(1,300)	(1,200)	(3,300)	(9,200)
Other comprehensive (loss) income, net of tax	(12,400)	(7,000)	(29,800)	11,300
Total comprehensive income	$12,100	$8,200	$37,900	$82,900

Employers Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
	As of	As of
(in thousands, except share data)	September 30, 2015	December 31, 2014
Assets	(unaudited)
Available for sale:
Fixed maturity securities at fair value (amortized cost $2,241,600 at September 30, 2015 and $2,186,100 at December 31, 2014)	$2,320,300	$2,275,700
Equity securities at fair value (cost $159,100 at September 30, 2015 and $97,800 at December 31, 2014)	199,100	172,700
Short-term investments at fair value (amortized cost $18,300 at September 30, 2015)	18,300	—
Total investments	2,537,700	2,448,400
Cash and cash equivalents	56,200	103,600
Restricted cash and cash equivalents	3,100	10,800
Accrued investment income	20,000	20,500
Premiums receivable (less bad debt allowance of $11,600 at September 30, 2015 and $7,900 at December 31, 2014)	306,400	295,800
Reinsurance recoverable for:
Paid losses	7,400	10,700
Unpaid losses	634,800	669,500
Deferred policy acquisition costs	46,900	44,600
Deferred income taxes, net	61,200	49,700
Property and equipment, net	22,900	21,000
Intangible assets, net	8,700	9,000
Goodwill	36,200	36,200
Contingent commission receivable—LPT Agreement	29,200	26,400
Other assets	35,600	23,500
Total assets	$3,806,300	$3,769,700
Liabilities and stockholders’ equity
Claims and policy liabilities:
Unpaid losses and loss adjustment expenses	$2,357,900	$2,369,700
Unearned premiums	327,100	310,800
Total claims and policy liabilities	2,685,000	2,680,500
Commissions and premium taxes payable	49,600	46,300
Accounts payable and accrued expenses	19,300	20,400
Deferred reinsurance gain—LPT Agreement	192,400	207,000
Notes payable	92,000	92,000
Other liabilities	42,000	36,700
Total liabilities	3,080,300	3,082,900
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 150,000,000 shares authorized; 55,451,417 and 54,866,802 shares issued and 32,078,443 and 31,493,828 shares outstanding at September 30, 2015 and December 31, 2014, respectively	600	600
Additional paid-in capital	353,600	346,600
Retained earnings	657,300	595,300
Accumulated other comprehensive income, net	77,100	106,900
Treasury stock, at cost (23,372,974 shares at September 30, 2015 and December 31, 2014)	(362,600)	(362,600)
Total stockholders’ equity	726,000	686,800
Total liabilities and stockholders’ equity	$3,806,300	$3,769,700

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(in thousands)	2015	2014
Operating activities	(unaudited)
Net income	$67,700	$71,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,900	5,200
Stock-based compensation	3,200	4,300
Amortization of premium on investments, net	9,500	7,800
Allowance for doubtful accounts	3,700	800
Deferred income tax expense	4,500	700
Realized gains on investments, net	(5,100)	(14,200)
Excess tax benefits from stock-based compensation	(800)	(1,200)
Other	(100)	(500)
Change in operating assets and liabilities:
Premiums receivable	(14,300)	(36,800)
Reinsurance recoverable for paid and unpaid losses	38,000	53,000
Federal income taxes	2,200	4,400
Unpaid losses and loss adjustment expenses	(11,800)	39,800
Unearned premiums	16,300	31,900
Accounts payable, accrued expenses and other liabilities	2,000	8,700
Deferred reinsurance gain—LPT Agreement	(14,600)	(30,400)
Contingent commission receivable—LPT Agreement	(2,800)	2,000
Other	(9,900)	(10,700)
Net cash provided by operating activities	93,600	136,400
Investing activities
Purchase of fixed maturity securities	(384,100)	(293,700)
Purchase of equity securities	(77,700)	(20,600)
Proceeds from sale of fixed maturity securities	87,000	42,200
Proceeds from sale of equity securities	21,400	27,600
Proceeds from maturities and redemptions of investments	214,000	158,300
Capital expenditures	(7,400)	(8,500)
Change in restricted cash and cash equivalents	7,700	(14,200)
Net cash used in investing activities	(139,100)	(108,900)
Financing activities
Cash transactions related to stock-based compensation	3,100	1,500
Dividends paid to stockholders	(5,800)	(5,700)
Excess tax benefits from stock-based compensation	800	1,200
Net cash used in financing activities	(1,900)	(3,000)
Net (decrease) increase in cash and cash equivalents	(47,400)	24,500
Cash and cash equivalents at the beginning of the period	103,600	34,500
Cash and cash equivalents at the end of the period	$56,200	$59,000

Glossary of Financial Measures and Reconciliation of Non-GAAP Financial Measures to GAAP
The Company uses the following measures to evaluate its financial performance for the periods presented. Certain measures are considered non-GAAP financial measures under applicable SEC rules and include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measures.
These non-GAAP financial measures exclude impacts related to the LPT Agreement deferred reinsurance gain. The 1999 LPT Agreement was a non-recurring transaction that does not result in ongoing cash benefits and, consequently, the Company believes these non-GAAP measures are useful in providing stockholders and management a meaningful understanding of the Company's operating performance. Some of these measures also exclude net realized gains, net of taxes, and/or accumulated other comprehensive income, net of taxes, and amortization of intangibles, net of taxes. Management believes these are important indicators of how well the Company creates value for its stockholders through its operating activities and capital management. These measures, as defined, are helpful to management in identifying trends in the Company's performance because the items excluded have limited significance in current and ongoing operations or can be impacted by both discretionary and other economic factors and may not represent operating trends.
The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. The non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies. Other companies may calculate these measures differently, and, therefore, these measures may not be comparable. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures are provided in the following discussion.
Net Income before impact of the LPT Agreement is net income less (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Operating income is net income before the impact of the LPT excluding net realized gains on investments, net of taxes, and amortization of intangibles, net of taxes.
Reconciliation of Net Income to Net Income Before Impact of the LPT and Operating Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2015	2014	2015	2014
Net income	$24.5	$15.2	$67.7	$71.6
Less: Impact of the LPT Agreement	2.7	4.8	17.5	40.1
Net income before impact of the LPT	21.8	10.4	50.2	31.5
Less: Net realized gains on investments, net of taxes	1.3	1.2	3.3	9.2
Plus: Amortization of intangibles, net of taxes	0.1	0.1	0.3	0.3
Operating income	$20.6	$9.3	$47.2	$22.6

	Years Ended
	December 31,
(in millions)	2014	2013	2012
Net income	$100.7	$63.8	$106.9
Less: Impact of the LPT Agreement	55.0	37.9	99.9
Net income before impact of the LPT	45.7	25.9	7.0
Less: Net realized gains on investments, net of taxes	10.6	6.2	3.3
Plus: Amortization of intangibles, net of taxes	0.5	0.6	0.8
Operating income	$35.6	$20.3	$4.5

Reconciliation of Net Income per Share to Operating Income per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Weighted average shares outstanding
Basic	32,184,143	31,591,457	32,000,142	31,507,097
Diluted	32,524,340	32,109,420	32,498,093	32,044,128

Basic earnings per common share
Net income	$0.76	$0.48	$2.12	$2.27
Less: Impact of the LPT Agreement	0.08	0.15	0.55	1.27
Net income before the impact of the LPT	0.68	0.33	1.57	1.00
Less: Net realized gains on investments, net of taxes	0.04	0.04	0.11	0.29
Plus: Amortization of intangibles, net of taxes	—	—	0.01	0.01
Operating income per basic share	$0.64	$0.29	$1.47	$0.72

Diluted earnings per common share
Net income	$0.75	$0.47	$2.08	$2.23
Less: Impact of the LPT Agreement	0.08	0.15	0.54	1.25
Net income before the impact of the LPT	0.67	0.32	1.54	0.98
Less: Net realized gains on investments, net of taxes	0.04	0.03	0.10	0.28
Plus: Amortization of intangibles, net of taxes	—	—	0.01	0.01
Operating income per diluted share	$0.63	$0.29	$1.45	$0.71
Deferred reinsurance gain–LPT Agreement (Deferred Gain) reflects the unamortized gain from the LPT Agreement. Under GAAP, this gain is deferred and amortized using the recovery method, whereby the amortization is determined by the proportion of actual reinsurance recoveries to total estimated recoveries, except for the contingent profit commission, which is amortized through June 30, 2024. The amortization is reflected in losses and LAE.
Stockholders' Equity Including the Deferred Gain is stockholders' equity including the Deferred reinsurance gain–LPT Agreement.
Average Stockholders' Equity Including the Deferred Gain is the sum of stockholders' equity including the deferred gain at the beginning and end of each of the periods presented divided by two.
Average stockholders' equity is the sum of stockholders' equity at the beginning and end of each of the periods presented divided by two.
Adjusted stockholders' equity is stockholders' equity including the Deferred Gain, less accumulated other comprehensive income, net.
Average adjusted stockholders' equity is the average of stockholders' equity including the deferred reinsurance gain-LPT Agreement, less accumulated other comprehensive income, net, for all quarters included in the calculation.
Book value per share is stockholders' equity including the Deferred Gain divided by the number of common shares outstanding.
Adjusted book value per share is adjusted stockholders' equity divided by the number of common shares outstanding.
GAAP book value per share is stockholders' equity divided by the number of common shares outstanding.

Reconciliation of Stockholders' Equity to Stockholders' Equity Including the Deferred Gain and Adjusted Stockholders' Equity

	As of		Years Ended
	September 30,		December 31,
(in millions, except share data)	2015	2014	2014	2013	2012
Stockholders' equity	$726.0	$652.5	$686.8	$568.7	$539.4
Deferred reinsurance gain–LPT Agreement	192.4	218.7	207.0	249.1	281.0
Stockholders' equity including the Deferred Gain	918.4	871.2	893.8	817.8	820.4
Less: Accumulated other comprehensive income, net	77.1	101.7	106.9	90.4	129.5
Adjusted stockholders' equity	$841.3	$769.5	$786.9	$727.4	$690.9

Common shares outstanding	32,078,443	31,489,468	31,493,828	31,299,930	30,771,479

Book value per share	$28.63	$27.67	$28.38	$26.13	$26.66
Adjusted book value per share	26.23	24.44	24.99	23.24	22.45
GAAP book value per share	22.63	20.72	21.81	18.17	17.53
Operating return on equity is the ratio of annualized operating income to adjusted average stockholders' equity for the periods presented.
Adjusted return on equity is the ratio of annualized net income before the LPT to average stockholders' equity including the Deferred Gain.
Return on equity is the ratio of annualized net income to average stockholders' equity for the periods presented.
Reconciliation of Operating Return on Equity and Adjusted Return on Equity to Return on Equity

	Three Months Ended		Nine Months Ended		Years Ended
	September 30,		September 30,		December 31,
(in millions, except for percentages)	2015	2014	2015	2014	2014	2013
Annualized operating income	$82.4	$37.2	$62.9	$30.1
Operating income					$35.6	$20.3
Average adjusted stockholders' equity	830.7	764.7	814.1	748.5	757.2	709.2
Operating return on equity	9.9%	4.9%	7.7%	4.0%	4.7%	2.9%

Annualized net income before impact of the LPT	$87.2	$41.6	$66.9	$42.0
Net income before impact of the LPT					$45.7	$25.9
Average stockholders' equity including the Deferred Gain	914.0	869.8	906.1	844.5	855.8	819.1
Adjusted return on equity	9.5%	4.8%	7.4%	5.0%	5.3%	3.2%

Annualized net income	$98.0	$60.8	$90.3	$95.5
Net income					$100.7	$63.8
Average stockholders' equity	720.3	648.9	706.4	610.6	627.8	554.1
Return on equity	13.6%	9.4%	12.8%	15.6%	16.0%	11.5%

Calculation of Combined Ratio before the Impact of the LPT Agreement and Reconciliation to Current Accident Period Combined Ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except for percentages)	2015	2014	2015	2014
	(unaudited)
Net premiums earned	$179.0	$172.1	$508.6	$511.9

Losses and loss adjustment expenses	115.8	122.3	323.5	343.1
Loss & LAE ratio	64.7%	71.1%	63.6%	67.0%

Amortization of Deferred Gain related to losses	$2.3	$2.6	$7.1	$8.5
Amortization of Deferred Gain related to contingent commission	0.4	0.5	1.4	1.4
LPT Reserve Adjustment	—	1.5	6.4	22.3
LPT Contingent Commission Adjustment	—	0.2	2.6	7.9
Loss & LAE before impact of LPT	$118.5	$127.1	$341.0	$383.2
Impact of LPT	1.5%	2.8%	3.4%	7.9%
Loss & LAE ratio before impact of LPT	66.2%	73.9%	67.0%	74.9%

Commission expense	$21.0	$20.6	$62.6	$61.0
Commission expense ratio	11.7%	12.0%	12.3%	11.9%

Underwriting & other operating expenses	$31.6	$31.9	$97.6	$98.3
Underwriting & other operating expenses ratio	17.7%	18.5%	19.2%	19.2%

Total expenses	$168.4	$174.8	$483.7	$502.4
Combined ratio	94.1%	101.6%	95.1%	98.1%

Total expense before impact of the LPT	$171.1	$179.6	$501.2	$542.5
Combined ratio before the impact of the LPT	95.6%	104.4%	98.5%	106.0%

Reconciliations to Current Accident Period Combined Ratio:
Losses & LAE before impact of LPT	$118.5	$127.1	$341.0	$383.2
Plus: Favorable (unfavorable) prior period reserve development	0.1	(0.7)	(1.3)	(4.0)
Accident period losses & LAE before impact of LPT	$118.6	$126.4	$339.7	$379.2

Losses & LAE ratio before impact of LPT	66.2%	73.9%	67.0%	74.9%
Plus: Favorable (unfavorable) prior period reserve development ratio	0.1	(0.5)	(0.2)	(0.8)
Accident period losses & LAE ratio before impact of LPT	66.3%	73.4%	66.8%	74.1%

Combined ratio before impact of the LPT	95.6%	104.4%	98.5%	106.0%
Plus: Favorable (unfavorable) prior period reserve development ratio	0.1	(0.5)	(0.2)	(0.8)
Accident period combined ratio before impact of LPT	95.7%	103.9%	98.3%	105.2%
Gross Premiums Written. Gross premiums written is the sum of both direct premiums written and assumed premiums written before the effect of ceded reinsurance. Direct premiums written represents the premiums on all policies the Company's insurance subsidiaries have issued during the year. Assumed premiums written represents the premiums that the insurance subsidiaries have received from an authorized state-mandated pool.
Net Premiums Written. Net premiums written is the sum of direct premiums written and assumed premiums written less ceded premiums written. Ceded premiums written is the portion of direct premiums written that are ceded to reinsurers under reinsurance contracts. The Company uses net premiums written, primarily in relation to gross premiums written, to measure the amount of business retained after cession to reinsurers.
Losses and LAE before impact of the LPT Agreement. Losses and LAE less (a) amortization of Deferred Gain; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.

Losses and LAE Ratio. The losses and LAE ratio is a measure of underwriting profitability. Expressed as a percentage, it is the ratio of losses and LAE to net premiums earned.
Commission Expense Ratio. The commission expense ratio is the ratio (expressed as a percentage) of commission expense to net premiums earned.
Underwriting and Other Operating Expense Ratio. The underwriting and other operating expense ratio is the ratio (expressed as a percentage) of underwriting and other operating expense to net premiums earned.
Combined Ratio. The combined ratio represents a summary percentage of claims and expenses to net premiums earned. The combined ratio is the sum of the losses and LAE ratio, the commission expense ratio, and the underwriting and other operating expense ratio.
Combined Ratio before impacts of the LPT Agreement. Combined ratio before impacts of LPT is the GAAP combined ratio before (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Book value per share. Equity including Deferred Gain divided by number of shares outstanding.
Net rate. Net rate, defined as total premium in-force divided by total insured payroll exposure, is a function of a variety of factors, including rate changes, underwriting risk profiles and pricing, and changes in business mix related to economic and competitive pressures.